SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.

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Citizens Financial Corporation
(Name of Registrant as Specified In Its Charter)

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CITIZENS FINANCIAL CORPORATION
The Marketplace, Suite 300
12910 Shelbyville Road
Louisville, Kentucky 40243

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

        You are cordially invited to attend this year’s Annual Meeting of Shareholders of Citizens Financial Corporation.

Date:	Wednesday, June 30, 2004

Time:	4:00 p.m., EDT (Louisville time)

Place:	The Marketplace, Suite 300 12910 Shelbyville Road Louisville, Kentucky 40243

Agenda:	The agenda for the meeting includes:

The election of six (6) directors for a term of one year; and

The transaction of such other business as may properly come before the meeting.

Record Date:	The record date for determining shareholders entitled to vote at the meeting is the close of business on May 21, 2004.

        Even if you plan to attend the meeting, please complete, sign, date and return the enclosed proxy. You may attend even though you have returned the proxy. If you decide to revoke your proxy for any reason, you may do so at any time before the voting as described in the accompanying Proxy Statement.

By Order of the Board of Directors,

DARRELL R. WELLS

President and Chief Executive Officer

Louisville, Kentucky
May 28, 2004

Please Vote Promptly

CITIZENS FINANCIAL CORPORATION
THE MARKETPLACE, SUITE 300
12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243

PROXY STATEMENT

        This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Citizens Financial Corporation. The proxies we receive will be voted at the Annual Meeting of Shareholders of Citizens Financial on Wednesday, June 30, 2004, beginning at 4:00 p.m., EDT. The Annual Meeting will be held at our offices in The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243.

        Your vote is important. Please complete, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope so your shares are represented at the Annual Meeting.

        This proxy statement provides information about Citizens Financial, the proposals on the agenda for the Annual Meeting and this proxy solicitation. The terms “we,” “us,” “our,” “Citizens Financial” and the “Company” used in this statement refer to Citizens Financial Corporation. This statement and the enclosed proxy are first being sent to shareholders on or about May 28, 2004.

VOTING

        Voting rights. You are entitled to notice of the Annual Meeting and to vote your Class A Stock if our records showed that you owned your shares as of the close of business on May 21, 2004. At that time, there were 1,685,228 shares of Class A Stock outstanding and entitled to vote. You have one vote for each share of Class A Stock you own on all proposals.

        Using a proxy to vote. If you hold your shares in your own name, you may indicate on the enclosed proxy how you want your shares voted and sign, date and mail the proxy in the enclosed postage-paid envelope. The persons named on the proxy will vote your shares in accordance with those instructions. If you give us a proxy without giving specific voting instructions, your shares will be voted for the director nominees named in this statement. We are not aware of any other matters to be presented at the meeting except for those described in this statement. If any other matters not described in this statement are properly presented at the meeting, the persons named on the proxy will have the authority to vote your shares in their discretion and will vote them in accordance with the recommendations of the Board of Directors. If the meeting is adjourned to a later time, they may vote your shares at the new time as well, unless you revoke your proxy.

        If your Class A Stock is held in “street name,” the broker, bank or other nominee holding your shares will send you directions you must follow in order to give instructions on how to vote your shares.

        How to revoke your proxy. If you return the proxy before the Annual Meeting, you may revoke it at any time before it is voted. You may revoke the proxy by (1) delivering written notice of revocation to the Secretary of Citizens Financial or (2) delivering a later-dated proxy or (3) voting in person at the meeting.

        If your Class A Stock is held in “street name,” the broker, bank or other nominee holding your shares will send you directions you must follow in order to revoke or change your prior instructions on how to vote your shares.

        Votes required. To transact business at the Annual Meeting, a majority of the outstanding Class A Stock entitled to vote must be represented at the meeting in person or by proxy. If you have returned a properly executed proxy or attend the meeting in person, your Class A Stock will be counted for the purpose of determining whether a majority is represented, even if you wish to abstain from voting on some or all matters introduced at the meeting. A “broker non-vote” can occur if shares are held by a broker, bank or other nominee who does not have authority to vote on a particular matter. Like abstentions, broker non-votes will be counted for determining if a majority is represented at the meeting. We do not count abstentions or broker non-votes as votes for or against a proposal. As a result, they will not affect the outcome of the vote in the election of directors. In the election of directors, the six (6) nominees receiving the greatest number of votes will be elected.

YOUR VOTE IS IMPORTANT

You may save us the expense of a second mailing by promptly returning the enclosed proxy. Please complete, date, sign and return the enclosed proxy in order that the required number of shares may be represented at the meeting. The enclosed envelope requires no postage if it is mailed within the United States.

CORPORATE GOVERNANCE

Board of Directors

        Our Board of Directors is currently comprised of the following five (5) individuals: John H. Harralson, Jr., Frank T. Kiley, Thomas G. Ward, Darrell R. Wells and Margaret A. Wells. Earle V. Powell resigned from the Board effective January 1, 2004, and Lane A. Hersman resigned from the Board effective February 13, 2004. The Board held six (6) meetings during 2003. All of the directors attended at least 75% of the total number of meetings of the Board and the committees on which she or he served.

        Although the Company does not have a formal policy regarding Annual Meeting attendance by members of the Board, each director of the Company is expected to be present at Annual Meetings, absent exigent circumstances. All of the Company’s directors attended the 2003 Annual Meeting.

        The Company’s Board is not currently comprised of a majority of “independent directors,” as such term is defined in NASD Rule 4200(a)(15). The Board of Directors has determined that the Company is exempt from the requirement set forth in NASD Rule 4200(c)(1) that a majority of the Company’s directors be independent due to the Company’s status as a “controlled company,” as such term is defined in NASD Rule 4200(c)(5). The Company is a controlled company because more than 50% of the voting power of the Company is held by an individual, Mr. Wells. The Board has determined that Messrs. Harralson and Ward are independent directors.

        During 2003, the Board had two standing committees: the Executive Committee and the Audit Committee. The members of the Executive Committee are: Mr. Wells and Mr. Kiley. The Executive Committee is authorized to perform all of the functions of the Board except as limited by the Company’s Articles of Incorporation and Bylaws and by certain provisions contained in the resolution of the Board that created the Executive Committee. The Executive Committee held no meetings in 2003.

Audit Committee

        The Company’s Board of Directors has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is currently comprised of the following Directors: Mr. Harralson, Mr. Ward and Mr. Kiley. The primary responsibility of the Audit Committee is to oversee, on behalf of the Board of Directors, the Company’s financial reporting process and audits of the Company’s financial statements. The Audit Committee held four (4) meetings in 2003.

        The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the Citizens Financial Corporation Audit Committee Charter is attached hereto as Appendix A and may also be found on our corporate website at www.citizensfinancialcorp.com. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

        Messrs. Harralson and Ward are “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and NASD Rule 4200(a)(15). Due to the unexpected resignation from the Board of Directors of former Audit Committee member Earle V. Powell, the Board of Directors was compelled to waive the requirement contained in our Audit Committee Charter that all members of the Audit Committee be independent directors, and appoint Mr. Kiley as a member of the Audit Committee. Mr. Kiley, due to his relationship with Security Management Company (a financial management company controlled by Mr. Wells), does not satisfy the independence requirements set forth in NASD Rule 4200(a)(15). However, Mr. Kiley meets the independence criteria set forth in Section 10A(m)(3) under the Exchange Act and the rules promulgated thereunder, and is not a current officer or employee of the Company or a family member of any such officer or employee. The Board has determined that under these exceptional and limited circumstances, Mr. Kiley’s membership on the Audit Committee is in the best interest of the Company and its shareholders. The Board of Directors has determined that Mr. Kiley qualifies for, and has designated Mr. Kiley as, the “audit committee financial expert” for purposes of Item 401(h) of SEC Regulation S-K.

Director Nominations

        We have not established standing nominating or compensation committees or committees performing similar functions. Because the Company is a “controlled company,” as such term is defined in NASD Rule 4350(c)(5), the Board of Directors has deemed it appropriate for the Company to not have a standing nominating committee or a committee performing similar functions. Director nominees are approved by the Board of Directors, including the Company’s independent directors. In identifying and evaluating nominees for director, the Board examines each candidate’s integrity, leadership and experience in the Company’s business area. The directors who participated in the nomination of director candidates to be elected at the 2004 Annual Meeting are Mr. Harralson, Mr. Kiley, Mr. Ward, Mr. Wells and Mrs. Wells. George A. Turk was recommended as a nominee by Mr. Wells, the Company’s President and Chief Executive Officer, and Mr. Kiley.

        The Board of Directors has not adopted a formal policy with regard to the consideration of director candidates recommended by security holders. Currently, the Board does not seek or accept director nominees recommended by security holders other than security holders who are directors, acting in their capacity as directors. The Board has deemed it appropriate for the Company to not have such a policy because the Company is a “controlled company,” as such term is defined in NASD Rule 4350(c)(5). To date, the Company has not paid a fee to any third party for assistance in the identification or evaluation of potential director nominees.

Communications with Shareholders

        The Board of Directors welcomes communications from Company shareholders. Shareholders may send communications to the Board of Directors, or to any director in particular, c/o Citizens Financial Corporation, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243. Any correspondence addressed to the Board of Directors, or to any director in particular, is forwarded by the Company to the addressee, without review by management.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our equity securities with the Securities and Exchange Commission. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2003, all Section 16(a) reports were timely filed, except one. A Form 4 for Thomas D. Mueller, which should have been filed on June 25, 2003, was filed on June 27, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table reflects the beneficial ownership of our Class A Stock as of May 21, 2004 [i] by Darrell R. Wells, a director and officer who is the only person we know to own beneficially more than five percent (5%) of our Class A Stock, [ii] by each of our other current directors and George A. Turk, a director nominee, individually, [iii] by each of the other named current officers reflected in the Summary Compensation Table individually, and [iv] by all of our directors and executive officers as a group. We believe that each person named or included below has the sole voting and investment power with respect to the amount of Class A Stock listed, unless otherwise indicated.

Ownership of Class A Stock (1)

Shareholder	Shares	Percent of Class

John H. Harralson, Jr	12,468	*

James L. Head	0	-

Frank T. Kiley	24,303	1.44%

Paul M. Marquess	50	*

Thomas D. Mueller	8,700	*

George A. Turk	0	-

Thomas G. Ward	24,169	1.43%

Darrell R. Wells(2) 4350 Brownsboro Road, Suite 310 Louisville, Kentucky 40207	956,694(3)	56.77%

Margaret A. Wells(2) 4350 Brownsboro Road, Suite 310 Louisville, Kentucky 40207	956,694(3)	56.77%

Directors and Executive Officers as a Group	1,026,334	60.90%

----------------------------
*       Less than 1%.

(1)	Assumes 1,685,228 shares of Class A Stock outstanding as of May 21, 2004.

(2)

Margaret A. Wells, a director, is the wife of Darrell R. Wells. Under the federal securities laws, a person is presumed to be the beneficial owner of securities held by members of the person’s immediate family sharing the same household. Accordingly, the shares reported as beneficially owned by Mr. Wells and Mrs. Wells are the same shares.

(3)	Mr. Wells shares voting and investment power with respect to 67,315 shares of the Class A Stock.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company’s Board of Directors is to consist of six (6) persons. The terms of all present directors will expire at the conclusion of the election of directors at the Annual Meeting. Due to the recent resignations of Earle V. Powell and Lane A. Hersman from the Board, only five (5) of the Company’s current directors have been nominated for re-election at the Annual Meeting. The directors have identified and nominated one new candidate for election to the Board. At the Annual Meeting, six (6) directors will be elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. The Board of Directors has nominated the following six (6) persons for election as directors.

Name	Age	Present Positions with the Company and the Insurance Subsidiaries(1)

John H. Harralson, Jr	76	Director of the Company and of each of the Insurance Subsidiaries
Frank T. Kiley	57	Director of the Company and of each of the Insurance Subsidiaries
George A. Turk	55	Mr. Turk does not presently hold a position with the Company or any of the Insurance Subsidiaries
Thomas G. Ward	66	Director of the Company and of each of the Insurance Subsidiaries
Darrell R. Wells	61	President and Chief Executive Officer, Director and Chairman of the Board of the Company; Director, Chairman of the Board and Chief Executive officer of each of the Insurance Subsidiaries
Margaret A. Wells	57	Director of the Company and of each of the Insurance Subsidiaries

(1)   The Company’s “Insurance Subsidiaries” are Citizens Security Life Insurance Company (“Citizens Security”), which was the Company’s corporate predecessor; United Liberty Life Insurance Company (“United Liberty”); and Citizens Insurance Company (“Citizens Insurance”), which is presently inactive. The Company’s other subsidiary is not significant to its overall business.

        John H. Harralson, Jr. has served as a Director of the Company since 1990 and of each of the Insurance Subsidiaries since their acquisition by the Company and, in the case of Citizens Security, many years before. Mr. Harralson is Publisher of Southern Publishing, Inc., a suburban weekly newspaper in Louisville, Kentucky.

        Frank T. Kiley has served as a Director of the Company since 1990 and of each of the Insurance Subsidiaries since February 18, 2004. His principal occupation is as principal of Security Management Company, a financial management company in Louisville, Kentucky controlled by Darrell R. Wells.

        George A. Turk has served as a Financial Analyst and Special Projects Manager for the National Underground Railroad Freedom Center, a non-profit corporation located in Cincinnati, Ohio, since 2002. Prior to his service for the National Underground Railroad Freedom Center, Mr. Turk worked for thirty years at Arthur Andersen LLP. During his tenure with Arthur Andersen, Mr. Turk served as Partner in Charge of Financial Services Practice for Kentucky and Ohio. Mr. Turk retired from Arthur Andersen in 2001.

        Thomas G. Ward has served as a Director of the Company since 1990 and of each of the Insurance Subsidiaries since their acquisition by the Company and, in the case of Citizens Security, many years before. Mr. Ward is President of Third Kentucky Cellular Corp. in Lexington, Kentucky.

        Darrell R. Wells has served as President and Chief Executive Officer of the Company since 1995. Mr. Wells has served as a Director and as Chairman of the Board of the Company since 1990 and as a Director, Chairman of the Board and Chief Executive Officer of the Insurance Subsidiaries since February 18, 2004. His principal occupation is as the General Partner of Security Management Company, a financial management company in Louisville, Kentucky. Mr. Wells serves on the Board of Directors of Churchill Downs Incorporated and Jundt Growth Fund. Mr. Wells is married to Margaret A. Wells.

        Margaret A. Wells has served as a Director of the Company since 1993 and of each of the Insurance Subsidiaries since February 18, 2004. Ms. Wells serves as a civic volunteer in Louisville, Kentucky. Ms. Wells is married to Darrell R. Wells.

        The persons named on the enclosed proxy intend to vote for the six (6) nominees, unless you indicate on the proxy that your votes should be withheld from any or all such nominees, subject to the matters described in “Discretionary Authority in Election of Directors” below.

Discretionary Authority in Election of Directors

        All of the nominees have agreed to serve if elected. If, however, any nominee is unable to serve, the persons named on the proxy, or their substitutes, reserve the right to vote for a substitute nominee selected by our Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named. If for any reason less than six (6) persons are to be elected directors, the persons named on the proxy reserve the right to vote such shares for a reduced number of nominees from among those named above, or any substitute nominees.

EXECUTIVE OFFICERS

        Our executive officers, as listed below, are elected annually and serve at the pleasure of our Board of Directors.

Name	Age	Present Positions with the Company and the Insurance Subsidiaries

Darrell R. Wells	61	President and Chief Executive Officer, Director and Chairman of the Board of the Company; Director, Chairman of the Board and Chief Executive Officer of each of the Insurance Subsidiaries
James L. Head	70	Vice President, Administration, of the Company; Senior Vice President, Administration, of each of the Insurance Subsidiaries
Paul M. Marquess	66	Vice President, Agency, of the Company; Senior Vice President, Agency, of Citizens Security and United Liberty
Len E. Schweitzer	57	Vice President, Accounting, Treasurer and Secretary of the Company; Senior vice President, Account, Treasurer and Secretary of each of the Insurance Subsidiaries
Thomas D. Mueller	33	Vice President, Special Projects, of the Company; Senior Vice President, Special Projects, of Citizens Security and United Liberty
Frank C. Jones	63	President and Chief Operating Officer of each of the Insurance Subsidiaries

        Darrell R. Wells has served as President and Chief Executive Officer of the Company since 1995. Mr. Wells has served as a Director and as Chairman of the Board of the Company since 1990 and as a Director, Chairman of the Board and Chief Executive Officer of the Insurance Subsidiaries since February 18, 2004. His principal occupation is as the General Partner of Security Management Company, a financial management company in Louisville, Kentucky.

        James L. Head has served as Vice President, Administration, of the Company since 1992. He has served as Senior Vice President, Administration, of Citizens Security since 1990, of United Liberty since 1998 and of Citizens Insurance since February 18, 2004.

        Paul M. Marquess has served as Vice President, Agency, of the Company since 1996. He has served as Senior Vice President, Agency, of Citizens Security since 1996, and of United Liberty since 1998.

        Len E. Schweitzer has served as Vice President, Accounting, of the Company since 1996, as Secretary of the Company since 1991, and as Treasurer of the Company since March 25, 2004. He has served as Secretary of Citizens Security since 1989, Vice President, Accounting, of Citizens Security since 1996 and as Vice President, Accounting, and Secretary of United Liberty since 1998, as Secretary of Citizens Insurance since 1999 and as Treasurer of Citizens Insurance since February 18, 2004.

        Thomas D. Mueller has served as Vice President, Special Projects, of the Company and as Senior Vice President, Special Projects, of Citizens Security and United Liberty since 2003. Prior to 2003, Mr. Mueller served as an executive with the following financial management companies, each of which is controlled by Darrell R. Wells: SMC Capital, Inc., Security Management Company and First Security Trust Company in Louisville, Kentucky.

        Frank C. Jones has served as President and Chief Operating Officer of each of the Insurance Subsidiaries since March 1, 2004. Mr. Jones, a Fellow of the Society of Actuaries, had a 35-year career in the life insurance industry, including service in several executive capacities for Service Corporation International affiliates from 1991 until his retirement from SCI in 2001. From 2001 to 2004, Mr. Jones served as a civic volunteer and managed his personal investments.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

        Each member of the Board of Directors who is not a full-time employee of the Company or its subsidiaries, or who is not otherwise compensated as such, receives a fee of $2,000 per quarter if such person attends all meetings of the Board of Directors. Five hundred dollars is deducted from each quarterly payment for each meeting missed by the Director for that quarter.

Executive Compensation

        The following table reflects, for the fiscal years ended December 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers as of December 31, 2003:

Summary Compensation Table

Name and Principal Positions with the Company	Year	Annual Compensation Salary Bonus		Other Annual Compensation(8)		All Other Compensation

Darrell R. Wells, President,	2003	$ 0	$0	$1,913	(2)	$ 0
Chief Executive Officer	2002	$ 0	$0	$2,427	(2)	$ 0
and Chairman of the Board(1)	2001	$ 0	$0	$2,568	(2)	$ 0
Lane A. Hersman(3), Former	2003	$137,800	$0	$6,833	(4)	$4,518
Executive Vice President and	2002	$136,576	$0	$6,833	(4)	$4,712
Chief Operating Officer and Director	2001	$135,846	$0	$7,096	(4)	$4,702
Brent L. Nemec(5), Former Vice	2003	$119,500	$0	$0		$4,413
President, Accounting and	2002	$118,462	$0	$0		$4,180
Chief Financial Officer and Treasurer	2001	$118,077	$0	$0		$3,871
Robert N. Greenwood(6), Former	2003	$114,000	$0	$0		$3,536
Vice President, Operations	2002	$113,077	$0	$0		$3,507
	2001	$113,154	$0	$0		$3,378
Thomas D. Mueller(7), Vice	2003	$115,000	$0	$0		$4,114
President, Special Projects	2002	n/a	n/a	n/a		n/a
	2001	n/a	n/a	n/a		n/a

____________________

(1)	Mr. Wells did not receive any salary or bonus for serving as an officer in a part-time capacity during these years.
(2)	Other Annual Compensation consists of personal use of an airplane formerly partly owned by the Company.
(3)	Mr. Hersman’s employment terminated as of February 13, 2004.
(4)	Other Annual Compensation consists of reimbursement of auto expenses.
(5)	Mr. Nemec’s employment terminated as of February 6, 2004.
(6)	Mr. Greenwood’s employment terminated as of May 14, 2004.
(7)	Mr. Mueller was elected to his position as Vice President, Special Projects as of March 19, 2003.
(8)	The amounts shown in this column represent Company contributions to the Company’s 401(k) plan and term life insurance premiums, as follows:

401(k)
Year	Mr. Wells	Mr. Hersman	Mr. Nemec	Mr. Greenwood	Mr. Mueller
2003	$0	$2,877	$2,987	$2,850	$2,765
2002	$0	$3,087	$2,768	$2,827	n/a
2001	$0	$3,145	$2,519	$2,723	n/a

Life Insurance Premiums
Year	Mr. Wells	Mr. Hersman	Mr. Nemec	Mr. Greenwood	Mr. Mueller
2003	$0	$1,641	$1,426	$686	$1,349
2002	$0	$1,625	$1,412	$680	n/a
2001	$0	$1,557	$1,352	$655	n/a

Compensation Committee Interlocks and Insider Participation

        During 2003, the directors who served as members of the Compensation Committee were: John H. Harralson, Jr., Frank T. Kiley, Earle V. Powell (who has since resigned as a director), Thomas G. Ward, Darrell R. Wells, Margaret A. Wells and, except as to his own compensation, Lane A. Hersman. Mr. Wells was an executive officer of the Company during 2003. Mr. Powell was president of Citizens Security until his retirement in 1989. Mr. Hersman ceased to be employed by the Company and its subsidiaries on February 13, 2004.

        Compensation Committee member relationships that require disclosure pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission are described in “Certain Relationships and Related Transactions.”

Report on Executive Compensation

        The following is the Board of Directors report on executive compensation for the Company’s fiscal year ended December 31, 2003.

Each year, the Board of Directors, other than any who are salaried employees of the Company, determines the compensation and benefits to be provided to the Company’s executive officers. This determination is typically made at a Board meeting held after the completion of the Company’s financial statements for the preceding year. In 2003, Lane A. Hersman, who was an officer until February 13, 2004, proposed the salary for each executive officer, other than himself, discussion ensued, and a decision was reached as to all executive officers, including Mr. Hersman. The Board has not adopted a formal compensation policy. In 2003, the material components of executive officer compensation were (i) salary and (ii) benefits, which are generally available to all employees. In general, the Board intended that salary levels would be near the median for executives with comparable responsibilities at comparable companies in the insurance industry. However, reliable industry data is difficult to obtain, and the Board desired that executive compensation be competitive with other opportunities available to Company executives. Executive compensation was indirectly related to corporate performance, in that improved Company performance improves the climate for annual salary increases. However, no portion of executive compensation was contingent upon meeting specific criteria. The Company has not adopted a bonus plan or other incentive compensation plan, other than the 1999 Stock Option Plan. To date, no options have been granted under the 1999 Stock Option Plan. Mr. Wells, the Company’s President and Chief Executive Officer, did not accept any salary or bonus from the Company in 2003.

John H. Harralson, Jr.
Frank T. Kiley
Thomas G. Ward
Darrell R. Wells
Margaret A. Wells

Performance Graph

        The graph below compares the five-year cumulative total return, assuming the reinvestment of dividends if any, of the Company’s Class A Stock with the Russell 2000 Index and the Total Return Industry Index for NASDAQ Insurance Stocks, prepared by Center for Research in Securities Prices. The graph assumes $100 invested at the per share closing price on December 31, 1998 of each of the Company’s Class A Stock, the Russell 2000 Index and the Total Return Industry Index for NASDAQ Insurance Stocks. The Company did not pay dividends during any of these years.

$160
$140
$120
$100
$80
$60
$40
$20
$0
1998
1999
2000
2001
2002
2003
CFC
Russell
Nasdaq Insurance

	1998	1999	2000	2001	2002	2003
Citizens Financial	$100.00	$133.33	$142.42	$100.00	$ 60.61	$104.12
Russell	$100.00	$121.26	$117.59	$120.52	$ 95.83	$141.11
Nasdaq Insurance	$100.00	$ 77.56	$ 97.40	$104.41	$105.22	$130.05

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Darrell R. Wells is involved in, and he and Frank T. Kiley are affiliated with, certain business entities that are or were formerly engaged in one or more continuing transactions with the Company. During 2003, Mr. Wells was the controlling shareholder of the business that employs Mr. Kiley, and Mr. Wells participated in the determination of Mr. Kiley’s compensation.

        During 2003 and for several years preceding, SMC Advisors, Inc. provided securities portfolio management services to us under separate contracts with the Company and each of our three Insurance Subsidiaries. SMC Advisors is an investment advisory entity of which Mr. Wells is the principal officer, a director, and the sole shareholder. Mr. Kiley is also an officer and director of SMC Advisors. Each contract with SMC Advisors required us to pay a fixed annual fee plus incentive compensation equal to five percent (5%) of any net gain from net realized and net unrealized capital gains and losses in the bond and stock portfolios of the particular company involved for the year. In 2003, we incurred $45,000 in fixed fees under the four contracts as a group (0.03% of average cash and invested assets for the year). We incurred $309,323 in incentive fees in 2003 (0.23% of average cash and invested assets). All of these contracts with SMC Advisors were terminated effective as of January 31, 2004.

        Insurance regulatory statutes require the Company’s insurance subsidiaries to deposit portions of their assets in bank custodial accounts for the protection of policyholders. The Company utilizes Commonwealth Bank and Trust Company, which is controlled by Mr. Wells, as the principal custodian for the Company’s statutory deposits and other assets. The fees we pay Commonwealth Bank and Trust Company are based on the amount of assets held. In 2003, we paid $45,933 in fees to the bank (0.04% of average deposits and other assets). Mr. Kiley is also a director of Commonwealth Bank and Trust Company.

        Our subsidiary Corporate Realty Service, Inc. manages our home office building, as well as two office buildings owned by partnerships controlled by Mr. Wells. These partnerships pay management fees to Corporate Realty Service based upon a percentage of rental income and leasing commissions according to a prescribed schedule, and also reimburse certain salary expenses of Corporate Realty Service. During 2003, the partnerships paid Corporate Realty Service $144,095, consisting of $76,423 in management fees, $12,194 in leasing commissions and $55,478 in salary reimbursement. Mr. Kiley also owns interests in these partnerships. Corporate Realty Service provides occasional consulting services to Commonwealth Bank and Trust Company on an hourly fee basis. No such fees were paid in 2003.

        In December 2002, the Company borrowed $2,000,000 from Mr. Wells to increase the capital and surplus of Citizens Security and in December 2003, we borrowed an additional $1,000,000 dollars from Mr. Wells upon the same terms and conditions. The loans are unsecured and bear interest payable quarterly at the greater of six percent (6%) per annum or the prime rate charged by the unaffiliated commercial bank with which the Company has its primary borrowing relationship, reset on the first day of each calendar quarter. By its terms, the principal of the loans is repayable on 90 days’ notice by Mr. Wells or on June 30, 2005. However, Mr. Wells has agreed with the bank referred to above that no part of the principal of the loans shall be repaid to him until all the Company’s indebtedness to the bank has been repaid. Such indebtedness to the bank is presently scheduled to be paid in installments through July 1, 2007. The Company is permitted to prepay the bank indebtedness without penalty, in which event it would also be permitted to prepay the loans from Mr. Wells. We have also agreed to reimburse Mr. Wells for fees he incurred after March 1, 2003 to maintain a $5,000,000 line of credit from a bank to fund these loans to the Company. The fee is equal to one fourth of one percent (0.25%) of the undrawn amount of the line of credit, presently $2,000,000. The total amounts paid or accrued to Mr. Wells in 2003 for interest and fee reimbursements with respect to these obligations were $121,500.

        On April 30, 2004, the Company sold its 1/16th interest in a Falcon 2000 airplane to SMC Advisors for an aggregate purchase price of $993,750, an amount that is substantially equal to the value of the interest, according to the program’s sponsor. The Company allowed SMC Advisors a credit of $23,060 in respect of a portion of the commission assumed to be payable on resale of the interest. The transaction included a two-year arrangement for the Company to reimburse SMC Advisors for 30% of the monthly turnkey management fees and any other maintenance fees charged by the program sponsor, plus 30% of SMC Advisors’ costs of financing the purchase. During this period, the Company and the Insurance Subsidiaries have the right to use the aircraft for up to 30% of the flight hours available to SMC Advisors. Thirty percent (30%) of the monthly fees and financing costs are estimated to total about $60,000 per year. The Company incurred a loss on the sale of the interest of about $106,000. Benefits to the Company from the transaction include the opportunity to reinvest the proceeds in income-producing assets and reduced management and maintenance fees from those which were being incurred.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

        Ernst &Young LLP has served as our independent accountant and the auditor of our annual financial statements since the Company was organized in 1990. The Board of Directors ordinarily selects our inde-

pendent accountant and auditor in the last half of the year. It has not yet made a selection for the current year. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Fees Paid to Ernst &Young LLP

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 and fees billed for other services rendered by Ernst & Young LLP during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

	Years Ended December 31,
	2003	2002
Audit Fees (1)	$165,000	$184,600
Audit-Related Fees(2)	$ 0	$ 2,000
Tax Fees(3)	$ 3,000	$ 9,900
All Other Fees (4)	$ 0	$ 0

Total	$168,000	$196,500

_________________

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. The fees shown for 2003 were for tax return preparation. The fees shown for 2002 were for preparation of tax returns requesting refunds of taxes.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        The Audit Committee is required by the Audit Committee Charter to pre-approve all audit and non-audit services provided by the independent auditors, with de minimis exceptions. These services may include audit services, audit-related services, tax services and other services. Under the Charter, pre-approval is to be detailed as to the particular service or category of services. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the services provided by the independent auditors under the categories Audit-Related, Tax and All Other fees described above were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in Rule 2-01(c) of Regulation S-X.

Audit Committee Report

        The Audit Committee reviewed and discussed with Company management and Ernst & Young LLP the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the 2003 fiscal year. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

        The Audit Committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young LLP its independence from the Company and its management. In addition, the Audit Committee reviewed the fees paid to Ernst & Young LLP for non-audit services and determined that such fees are compatible with Ernst & Young LLP’s independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2003 fiscal year for filing with the Securities and Exchange Commission.

John H. Harralson, Jr.
Frank T. Kiley
Thomas G. Ward

OTHER MATTERS

        We are not aware of any other matters requiring a vote of shareholders at the Annual Meeting (except for procedural matters), and we do not expect any such other matters to arise. If, however, any such other matters are presented, the persons named on the enclosed proxy, or any substitutes, will vote on these matters according to their judgment of the best interests of the Company.

FINANCIAL STATEMENTS

        Our most recent annual financial statements are contained in the 2003 Annual Report to Shareholders, which may be enclosed with this proxy statement. You may obtain additional copies of the Annual Report by writing to the President, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243. Although enclosed, you should not consider the Annual Report and such financial statements to be part of this statement because we do not consider the information contained in the Annual Report or financial statements to be material for purposes of exercising your judgment regarding the matters to be considered at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS

        Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with applicable rules of the Securities and Exchange Commission and the Company’s bylaws. If you would like for us to consider including a proposal in the Board of Directors’ proxy statement and form of proxy for presentation at the 2005 Annual Meeting of Shareholders, you must deliver the proposal to our offices not later than March 3, 2005. If you intend to submit a proposal at the 2005 Annual Meeting of Shareholders but do not intend to include it in the Board of Directors’ proxy statement and form of proxy for that meeting, you must provide appropriate notice to us, also not later than March 3, 2005. You should send your proposal or notice described above to the Secretary of the Company at The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243.

GENERAL INFORMATION

        Our Board of Directors is conducting this solicitation of proxies primarily by mail. The Company will bear the costs of the solicitation, which may include reimbursement to brokerage firms and others for expenses involved in forwarding this solicitation material for the Annual Meeting to you and other shareholders on our behalf. Certain officers, directors, and regular employees of the Company may also solicit proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company, except any actual out-of-pocket communications charges.

        Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors,

DARRELL R. WELLS
President and Chief Executive Officer

APPENDIX A

CITIZENS FINANCIAL CORPORATION
AUDIT COMMITTEE CHARTER
Effective July 1, 2004
(as adopted by the Board of Directors April 27, 2004)

I.    PURPOSE

        The primary purpose of the Audit Committee of the Board of Directors of Citizens Financial Corporation is to oversee the accounting and financial reporting processes and the audits of the financial statements of Citizens Financial Corporation. This Audit Committee Charter governs the administration and operation of the Committee.

II.    COMPOSITION

        The Committee shall be comprised of at least three (3) members of the Board, each of whom shall meet the independence and financial literacy and experience requirements set forth in the rules of the Nasdaq Stock Market, Inc. and the rules and regulations of the Securities and Exchange Commission. No person who has participated in the preparation of the Company’s financial statements at any time during the past three (3) years may serve on the Committee. At least one member of the Committee shall be an “audit committee financial expert” as that term is defined by the Commission. Committee members shall be appointed by the Board of Directors and shall serve at the discretion of the Board. Any vacancy occurring on the Committee may be filled only by the Board.

III.    MEETINGS

        The Committee shall meet at least four (4) times annually, or more frequently if circumstances dictate, to carry out its responsibilities under this Charter. At least annually, the Committee should meet separately with the independent auditor, without any members of management being present, to discuss any matters that the Committee or the independent auditor believes should be discussed privately. The Committee shall conduct quarterly, or more frequently if circumstances dictate, executive sessions with Company management. The Committee may request any officer or employee of the Company, or the Company’s counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of or consultants to the Committee.

        A majority of the members of the Committee shall constitute a quorum for purposes of holding a meeting and the Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Committee may act by unanimous written consent. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. The Committee may delegate its authority when appropriate.

IV.    COMPENSATION

        A member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or any other committee established by the Board, receive directly or indirectly from the Company any consulting, advisory or other compensatory fee from the Company. A member of the Committee may receive additional directors’ fees to compensate such member for the time and effort expended by such member in the fulfillment of his or her duties as a Committee member.

V.    RESPONSIBILITIES AND PROCESSES

        The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and legal compliance and ethics programs as may be established by management and the Board of Directors. In discharging its oversight role, the Committee is empowered to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, for administrative expenses and compensation of any advisers employed by the Committee in the course of carrying out its duties.

Oversight of the Independent Auditor

o	Appointment, Compensation, Retention and Oversight. The Committee shall be directly and solely responsible for the appointment (which may be subject to shareholder ratification), compensation, retention and oversight of the work of the Company’s independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work, and the independent auditor must report directly to the Committee. The Committee shall discuss with the full Board any proposed termination of the independent auditor. The Company shall provide appropriate funding, as determined by the Committee, for the compensation of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

o	Independence. The Committee shall ensure that it receives from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with ISB Standard 1, and shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. The Committee shall recommend to the Board of Directors appropriate action to oversee the independence of the independent auditors.

o	Pre-approval of Services. All audit services must be pre-approved by the Committee, subject to de minimis exceptions permitted by Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. Permitted non-audit services to be performed by the independent auditor must also be pre-approved by the Committee. Approval of non-audit services to be performed by the independent auditor must be disclosed to investors in accordance with SEC rules. The Committee may pre-approve audit and permitted non-audit services pursuant to pre-approval policies and procedures established by the Committee, provided such policies and procedures are detailed as to the particular service and do not include delegation of the Committee’s responsibilities to management.

o	Review Scope of Services. The Committee shall review with the independent auditor and Company management the annual audit plan, including the scope of the audit services, to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources. The Committee should monitor such plan’s progress and results during the year.

o	Lead Audit Partner. The Committee shall ensure that the independent auditor’s lead audit partner serves in that capacity for no more than five (5) of the Company’s fiscal years, and that any other concurring partner serves no more than seven (7) years at the partner level on the Company’s audit.

o	Obtain and Review Report from Independent Auditor. The Committee shall obtain an annual report from the independent auditor describing the accounting firm’s quality control procedures and any material issues arising from the most recent internal quality control review, peer review, or inquiry or investigation by governmental or regulatory authorities within the past five years.

o	Discussion of Auditor Comments and Recommendations. The Committee shall meet with the independent auditor to review its comments and recommendations with respect to the Company’s internal accounting controls; audit difficulties, including scope restrictions or significant disagreements with management; the effect of regulatory and accounting initiatives, as well as off balance sheet structures; and other matters relating to the accounting procedures and records of the Company and consideration given or corrective action taken by management.

Review of Financial Data and Disclosures; Preparation of Audit Committee Report

o	Review of Quarterly Reviewed and Annual Audited Financial Data. The Committee shall review and discuss with management and the independent auditor the Company’s interim and annual financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto.

o	Review of Auditor Reports. The Committee shall review and discuss with the independent auditor the matters required to be discussed by Statement on Accounting Standards No. 61, as amended by Statement on Accounting Standards No. 90; all critical accounting policies and practices used by the Company; all alternative treatments of financial information within generally accepted accounting principles, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; the quality of the Company's accounting principles; the effect of any regulatory or accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and all other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

o	Review of Disclosures. The Committee shall review with the Company’s chief executive officer and chief financial officer and the independent auditor disclosures made to the Committee by the chief executive officer and chief financial officer during their certification process for the Form 10-K and Forms 10-Q regarding significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting; any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting; and any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies or material weaknesses.

o	Recommendations. The Committee shall recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

o	Earnings Press Releases. The Committee shall review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information as permissible, as well as financial information and earnings guidance provided to analysts and rating agencies.

o	Audit Committee Report. The Committee shall prepare a report for inclusion in the Company’s annual proxy statement. The report shall include such information as is required by the applicable rules and regulations of the Securities and Exchange Commission. The names of each Committee member must appear below the report.

Oversight of the Company’s Internal Audit Function

o	Oversight of Company’s Internal Control Process. The Committee shall coordinate the oversight of the Company’s internal control process, including the process of preparing the interim and annual financial results; disclosure controls and procedures; internal audit function; and code of business conduct and ethics. The Committee should be comfortable that the Company’s internal control procedures will provide management and the Committee with an ongoing ability to effectively and accurately record, process, summarize, and report the Company’s financial data.

o	Review of Risk. The Committee shall inquire of management and the independent auditor as to significant risk or exposure faced by the Company and assess the steps management has taken to minimize such risk.

o	Review Legal and Regulatory Issues. The Committee shall review legal and regulatory matters that may have a material impact on the Company and its financial statements.

o	Related Party Transactions. The Committee must consider and approve all related party transactions (those transactions required to be disclosed pursuant to Item 404 of Regulation S-K) as required by Rule 4350(h) of the Nasdaq Stock Market, Inc.

o	Officers’ Expenses. The Committee shall review with management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditor or the Company’s internal auditor.

o	Procedures for Raising Issues. The Committee shall establish and review the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Complaints may be submitted by any party internal or external to the Company.

Administration

o	Report to Board of Directors. The Committee shall report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate. The Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function.

o	Audit Committee Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. A copy of this Charter shall be posted on the Company’s website at all times.

o	Annual Performance Evaluation. The Committee shall conduct an annual performance evaluation of the Committee and report the results to the full Board of Directors.

o	Code of Business Conduct and Ethics. The Committee shall periodically review and reassess the adequacy of the Company’s Code of Business Conduct and Ethics.

o	Succession Planning Process. The Committee shall review and evaluate the performance and the succession planning process for the Company’s corporate finance and accounting personnel.

o	Hiring Policies. The Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

APPENDIX TO PROXY STATEMENT
FORM OF PROXY

(Front)

PROXY

CITIZENS FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR SHAREHOLDERS MEETING ON JUNE 30, 2004

        The undersigned hereby appoints James L. Head and Len E. Schweitzer and each or either of them, as true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned in all matters coming before the 2004 Annual Meeting of Shareholders of Citizens Financial Corporation to be held at the office of the Company, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky on Wednesday, June 30, 2004 at 4:00 p.m. Eastern Daylight Time, and any adjournments thereof, and to vote all shares owned of record by the undersigned as follows:

        1.      ELECTION OF DIRECTORS

                  Nominees: John H. Harralson, Jr., Frank T. Kiley, George A. Turk, Thomas G.
                 Ward, Darrell R. Wells and Margaret A. Wells.

                  [   ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):

                 ---------------------------------------------------------------

                   OR

                  [   ] VOTE WITHHELD from all nominees listed above.

        2.       OTHER MATTERS

        In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournments thereof, including matters incident to its conduct.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE SHAREHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, WITH THE DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

PLEASE DATE AND SIGN ON THE REVERSE SIDE

(Back)

Dated:_______________, 2004

PLEASE SIGN EXACTLY AS
NAME APPEARS BELOW

____________________________Signature

____________________________Signature

(JOINT OWNERS SHOULD EACH SIGN. ATTORNEYS-IN-FACT, EXECUTORS, ADMINISTRATORS, CUSTODIANS, PARTNERS, OR CORPORATION OFFICERS SHOULD GIVE FULL TITLE).

PLEASE DATE, SIGN, AND RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE PROMPTLY.
NO POSTAGE IS NECESSARY IF MAILED
IN THE UNITED STATES.

2

[LETTERHEAD OF WYATT, TARRANT & COMBS, LLP]

VIA EDGAR

May 28, 2004
Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20509

Re:     Citizens Financial Corporation, The Marketplace, Suite 300, 12910 Shelbyville Road,
           Louisville, Kentucky 40243 (Commission File Number 000-20148)

Ladies and Gentlemen:

Transmitted herewith for filing pursuant to Rule 14a-6(b) of Regulation 14A are the definitive proxy solicitation materials relating to the solicitation of proxies in connection with the Annual Meeting of Shareholders of Citizens Financial Corporation to be held June 30, 2004. The proxy solicitation is being conducted on behalf of the Board of Directors of Citizens Financial Corporation. There is no fee payable in connection with this filing. The date the proxy solicitation materials are first being sent or distributed to shareholders is April 25, 2003.

In accordance with Regulations 14A and S-T, the accompanying electronic filing includes Schedule 14A, the definitive Notice of the Meeting and Proxy Statement and the text of the proxy.

Seven copies of Citizens Financial Corporation’s 2003 Annual Report to Shareholders have previously been submitted to the Commission under cover letter dated May 28, 2004, pursuant to Rule 14a-3(c) of Regulation 14A.

Please contact the undersigned if you have questions or would like additional information.

Sincerely yours,

/s/ H. Alexander Campbell

Telephone Number: (502) 562-7207